UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2013, the Board of Directors (the “Board”) of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) received notice of Charles N. Hazen's decision to retire from his role as President and Chief Executive Officer of the Company and the general partner of the Company's advisor, Hines Advisors Limited Partnership (the “Advisor”) in order to pursue personal interests. On the same date, the Board accepted Sherri W. Schugart's resignation as Chief Operating Officer of the Company, which position will be left unfilled, and appointed her as the Company's President and Chief Executive Officer. Ms. Schugart simultaneously resigned as the Chief Operating Officer of the general partner of the Advisor, which position will also be left unfilled, and was appointed as its President and Chief Executive Officer. In addition to the resignation from the positions described above, Mr. Hazen resigned as a director of Hines Securities, Inc. (“HSI”), the Company's dealer-manager, for which Ms. Schugart currently serves as a director. The resignations and appointments described above, will be effective on March 15, 2013. Mr. Hazen will remain an employee of Hines Interests Limited Partnership (“Hines”), the Company's sponsor, for one year following his retirement to participate in and advise on various matters within Hines.
Ms. Schugart, 47, joined Hines in 1995. Prior to the appointments described above, Ms. Schugart had served as the Chief Operating Officer of the Company and the general partner of the Advisor since November 1, 2011. During that same period, she also served as the Chief Operating Officer of Hines Global REIT, Inc. (“Hines Global”), of the general partner of its advisor and of the Hines US Core Office Fund LP (the “Core Fund”). In these positions, Ms. Schugart has been responsible for the execution of each entity's business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management and all other operational and financial matters. Ms. Schugart also served as the Chief Financial Officer of Hines REIT and the general partner of the Advisor from August 2003 through October 2011 and as the Chief Financial Officer of the Core Fund from July 2004 through October 2011. Additionally, Ms. Schugart served as the Chief Financial Officer of Hines Global and the general partner of its advisor from its inception in December 2008 through October 2011. She has also been a Senior Managing Director of the general partner of Hines, the sponsor of Hines REIT and Hines Global since October 2007 and has served as a director of HSI since August 2003. Prior to holding these positions, she was a Vice President in Hines' Capital Markets Group, raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging and managing more than $10.0 billion in equity and debt for Hines' public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen LLP, where she served both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.
Item 8.01 Other Events.

March 2013 Distributions

With the authorization of its board of directors, Hines REIT declared distributions for the month of March 2013. These distributions will be calculated based on shareholders of record each day during the month of March 2013 in an amount equal to $0.00138082 per share, per day and will be paid in April 2013 in cash or reinvested in stock for those participating in Hines REIT's dividend reinvestment plan. Of the amount described above, $0.00041425 of the per share, per day dividend will be designated by Hines REIT as a special distribution which will be a return of a portion of the shareholders’ invested capital and, as such, will reduce their remaining investment in Hines REIT. The special distribution represents a portion of the profits from sales of investment property. The designation of a portion of the distribution as a special distribution will not impact the tax treatment of the distributions to our shareholders.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the "Risk Factors" section of Hines REIT's Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

February 27, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer